UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 September 26, 2017
Date of Report (Date of Earliest Event Reported)
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HP INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 PAGE MILL ROAD, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2017, Carl Bass, member of the Board of Directors (the “Board”) of HP Inc. (the “Company”) and Chair of the HR & Compensation Committee (the “HRC Committee”) of the Board informed the Board that he will be stepping down from the positions of Chair of the HRC Committee and member of the Board, effective as of September 26, 2017. As a result, Stephanie Burns, who currently serves on the Board, has been appointed to serve as the Chair of the HRC Committee effective as of such time. In connection with Mr. Bass’s stepping down from the Board, the vesting of his outstanding restricted stock units granted to him in 2017 for his Board service has been accelerated to September 26, 2017. In addition, the Board has fixed the size of the Board at ten directors, effective upon and as of Mr. Bass’s departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: September 27, 2017	By:	/s/ Ruairidh Ross
	Name:	Ruairidh Ross
	Title:	Deputy General Counsel and Assistant Secretary